DocuSign Envelope ID: D8EDCA30-D54F-444F-B272-26C0491CFA2C

Exhibit 10.13

SECOND AMENDMENT TO LEASE

I.	PARTIES AND DATE.

This Second Amendment to Lease (“Amendment”) dated May 3, 2021, by and between NEWPORT GATEWAY OFFICE LLC, a Delaware limited liability company (“Landlord”), and ELEDON PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

II.	RECITALS.

Landlord (as successor in interest to The Irvine Company LLC, a Delaware limited liability company) and Tenant (formerly known as Novus Therapeutics, Inc., a Delaware corporation, as successor in interest to Otic Pharma, Inc., a Delaware corporation) entered into an office space lease dated September 2, 2015, which lease was amended by a First Amendment to Lease dated April 19, 2018 (as amended, the “Lease”) for space consisting of 5,197 rentable square feet (“Premises”) known as Suite No. 550 in the building located at 19900 MacArthur Boulevard, Irvine, California (the “Building”).

Landlord and Tenant each desire to modify the Lease to extend the Lease Term, adjust the Basic Rent, and make such other modifications as are set forth in “III. MODIFICATIONS” next below.

III.	MODIFICATIONS.

A.	Basic Lease Provisions. The Basic Lease Provisions are hereby amended as follows:

1.	Item 5 is hereby deleted in its entirety and the following substituted in lieu thereof:

“5. Lease Term: The Term of this Lease shall expire at 11:59 p.m. on December 31, 2022.”

2.	Effective as of October 1, 2021, Item 6 shall be amended by adding the following:

Months of Term or Period	Monthly Rate Per Rentable Square Foot	Monthly Basic Rent
10/1/21 to 12/31/22	$2.90	$15,071.30

3.	Effective as of October 1, 2021, Item 7 shall be deleted in its entirety and the following shall be substituted in lieu thereof:

“7.   Property Tax Base:   The Property Taxes per rentable square foot incurred by Landlord and attributable to the twelve month period ending June 30, 2022 (the “Base Year”).

Project Cost Base: The Project Costs per rentable square foot incurred by Landlord and attributable to the Base Year.

Expense Recovery Period: Every 12 month period during the Term (or portion thereof during the first and last Lease years) ending June 30.”

B.	Security Deposit. No additional security deposit shall be required in connection with this Amendment.

C.

Operating Expenses. Notwithstanding any contrary provision in the Lease, Landlord hereby agrees that Tenant shall not be obligated to pay Landlord for Tenant’s Share of Operating Expense excess accruing during the 12 month period commencing October 1, 2021.

D.

Parking. Notwithstanding any contrary provision in Exhibit F to the Lease, “Parking,” the parking charge for the Parking Passes shall continue to be $50.00 per Parking Pass per month through ending December 31, 2022. From and after January 1, 2023, the parking charge shall be at Landlord’s scheduled parking rates from time to time.

E.

Condition of the Premises. Tenant acknowledges that it is currently occupying the Premises and that it is satisfied with the condition thereof. Tenant waives any right or claim against Landlord arising out of the condition of the Premises.

IV.	GENERAL.

A.	Effect of Amendments. The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment.
B.

Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in “III. MODIFICATIONS” above and can be changed only by a writing signed by Landlord and Tenant.

Eledon Pharmaceuticals, Inc.-19900 MacArthur-STE 550-2A2		4/30/2021-Opp-043382
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DocuSign Envelope ID: D8EDCA30-D54F-444F-B272-26C0491CFA2C

C.

Counterparts; Digital Signatures. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation. The parties agree to accept a digital image (including but not limited to an image in the form of a PDF, JPEG, GIF file, or other e-signature) of this Amendment, if applicable, reflecting the execution of one or both of the parties, as a true and correct original.

D.

Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

E.

Authority. If Tenant is a corporation, limited liability company or partnership, or is comprised of any of them, each individual executing this Amendment for the corporation, limited liability company or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of such entity and that this Amendment is binding upon such entity in accordance with its terms.

F.

California Certified Access Specialist Inspection.   Pursuant to California Civil Code § 1938, Landlord hereby states that the Premises have not undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code § 55.52(a)(3)). Pursuant to Section 1938 of the California Civil Code, Landlord hereby provides the following notification to Tenant: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction related accessibility standards within the premises.”

G.	Attorneys’ Fees. The provisions of the Lease respecting payment of attorneys’ fees shall also apply to this Amendment.

H.

Nondisclosure of Lease Terms. Tenant acknowledges that the content of this Amendment and any related documents are confidential information.   Except to the extent disclosure is required by law, Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal and space-planning consultants, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under the Lease or pursuant to legal requirement.

I.

Brokers. Article 18 of the Lease is amended to provide that the parties recognize the following parties as the brokers who negotiated this Amendment, and agree that Landlord shall be responsible for payment of brokerage commissions to such brokers pursuant to its separate agreements with such brokers: Irvine Management Company (“Landlord’s Broker”) is the agent of Landlord exclusively and Savills (“Tenant’s Broker”) is the agent of Tenant exclusively. By the execution of this Amendment, each of Landlord and Tenant hereby acknowledge and confirm (a) receipt of a copy of a Disclosure Regarding Real Estate Agency Relationship conforming to the requirements   of   California   Civil Code 2079.16, and (b) the agency relationships specified herein, which acknowledgement and confirmation is expressly made for the benefit of Tenant’s Broker. If there is no Tenant’s Broker so identified herein, then such acknowledgement and confirmation is expressly made for the benefit of Landlord’s Broker. By the execution of this Amendment, Landlord and Tenant are executing the confirmation of the agency relationships set forth herein. The warranty and indemnity provisions of Article 18 of the Lease, as amended hereby, shall be binding and enforceable in connection with the negotiation of this Amendment.

Eledon Pharmaceuticals, Inc.-19900 MacArthur-STE 550-2A2		4/30/2021-Opp-043382
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DocuSign Envelope ID: D8EDCA30-D54F-444F-B272-26C0491CFA2C

V.	EXECUTION.

Landlord and Tenant executed this Amendment on the date as set forth in “I. PARTIES AND DATE.” above.

LANDLORD:		TENANT:
NEWPORT GATEWAY OFFICE LLC,		ELEDON PHARMACEUTICALS, INC.,
a Delaware limited liability company		a Delaware corporation

By:	/s/ Steven M. Case	By:	/s/ Paul Little
	Steven M. Case	Printed Name: Paul Little
	Executive Vice President, Leasing & Marketing Office Properties	Title: CFO

By:	/s/ Christopher J. Popma	By:	/s/ David-Alexandre C. Gros
	Christopher J. Popma	Printed Name: David-Alexandre C. Gros
	Regional Vice President, Operations Office Properties	Title: CEO

Eledon Pharmaceuticals, Inc.-19900 MacArthur-STE 550-2A2		4/30/2021-Opp-043382
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